                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  February 29, 2000



                        COPPER MOUNTAIN NETWORKS, INC.
            (Exact name of registrant as specified in its charter)



                                   Delaware
                (State or other jurisdiction of incorporation)



          000-25865                                       33-0702004
     (Commission File No.)                   (IRS Employer Identification No.)

                             2470 Embarcadero Way
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


       Company's telephone number, including area code:  (650) 687-3300

Item 2.   Acquisition or Disposition of Assets.

          On February 29, 2000, Copper Mountain Networks, Inc., a Delaware corporation ("Copper Mountain") completed the acquisition of all of the outstanding capital stock of OnPREM Networks Corporation ("OnPREM"). The acquisition was effected pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated January 25, 2000, by and among Copper Mountain, Copper Mountain Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Copper Mountain ("Merger Sub") and OnPREM, whereby Merger Sub was merged with and into OnPREM (the "Merger"), with OnPREM remaining as the surviving corporation and becoming a wholly-owned subsidiary of Copper Mountain. The description contained in this Item 2 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as
Exhibit 2.1.

          The Merger became effective at the time of the filing of a Certificate of Merger with the office of the Secretary of State of the State of Delaware and the filing of an Agreement of Merger with the office of the Secretary of State of the State of California on February 29, 2000 (the "Effective Time"). At the Effective Time (i) Merger Sub ceased to exist and (ii) subject to the provisions in the Merger Agreement relating to the payment of cash in lieu of fractional shares, each share of Common Stock of OnPREM ("OnPREM Common Stock") outstanding immediately prior to the Effective Time was converted into the right to receive
0.06416 of one share (the "Exchange Ratio") of Common Stock of Copper Mountain ("Copper Mountain Common Stock"). In addition, Copper Mountain assumed all of the outstanding options to purchase capital stock of OnPREM in connection with the Merger and such options are now exercisable for shares of Copper Mountain Common Stock.

          As a result of the Merger, Copper Mountain has issued a total of 1,142,309 shares of Copper Mountain Common Stock to the former holders of OnPREM Common Stock, which amount constitutes approximately 2.3% of Copper Mountain's Common Stock outstanding immediately after the consummation of the Merger, and Copper Mountain has assumed options to purchase approximately an additional 130,563 shares of its Common Stock. Cash payments will be made for fractional shares resulting from the conversion. Copper Mountain will use its current cash resources to fund the payments for fractional shares.

          On February 29, 2000, Copper Mountain issued a press release relating to the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and for accounting purposes will be treated as a purchase.

     Wilson O. Cochran, II, the former President and Chief Executive Officer of OnPREM, a former shareholder of OnPREM and the general manager of Copper Mountain's MTU business unit as of the Effective Time, received 39,072 shares of Copper Mountain Common Stock and $18.55 in lieu of fractional shares in exchange for his OnPREM Common Stock.

     Forward-looking statements included in this Current Report with respect to the Merger are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those set forth in such statements, including risks that the integration of the operations, technologies, products and employees of Copper Mountain and OnPREM might not occur as anticipated, that the synergies expected to result from the Merger might not occur as anticipated, and that management's attention might be diverted from day-to-day business activities. Actual results and developments may differ materially from those described in this Current Report. For more information about Copper Mountain and risks relating to investing in Copper Mountain, refer to Copper Mountain's most recent report on Form 10-Q, as filed with the Securities and Exchange Commission.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          (1) Audited financial statements of OnPREM Networks Corporation for the year ended June 30, 1999 and for the period from January 7, 1998 (inception) through June 30, 1998 and June 30, 1999

               Audited Balance Sheets of OnPREM Networks Corporation at June 30, 1998 and June 30, 1999 and Unaudited Balance Sheet of OnPREM Networks Corporation at December 31, 1999

               Audited Statements of Operations of OnPREM Networks Corporation for (i) the period from January 7, 1998 (inception) through June 30, 1998, (ii) the year ended June 30, 1999, and (iii) the period from January 7, 1998 (inception) through June

                    30, 1999; and Unaudited Statements of Operations of OnPREM Networks Corporation for the six months ended December 31, 1999 and for the period from January 7, 1998 (inception) through December 31, 1999

                    Notes to OnPREM Networks Corporation's Financial Statements

     (b)  Pro Forma Financial Information.

               (1) Unaudited pro forma combined condensed financial information of Copper Mountain Networks, Inc.

                    Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 1999

                    Unaudited Pro Forma Combined Condensed Balance Sheet at December 31, 1999

                    Notes to Unaudited Pro Forma Combined Condensed Financial Information

     (c)  Exhibits.

     2.1 Agreement and Plan of Merger and Reorganization dated January 25, 2000 by and among Copper Mountain Networks, Inc., Copper Mountain Acquisition Corp. and OnPREM Networks Corporation.

     23.1           Consent of Ernst & Young LLP, Independent Auditors.

     99.1 Press Release, dated as of February 29, 2000, entitled "Copper Mountain Completes Acquisition of OnPREM Networks."

                          OnPrem Networks Corporation
                         (a development stage company)

                         Index to Financial Statements



Report of Independent Auditors...........................................  1

Financial Statements

Balance Sheets...........................................................  3
Statements of Operations.................................................  4
Statements of Shareholders' Equity.......................................  5
Statements of Cash Flows.................................................  7
Notes to Financial Statements............................................  8

               Report of Ernst & Young LLP, Independent Auditors


The Board of Directors and Shareholders
OnPrem Networks Corporation

We have audited the accompanying balance sheets of OnPrem Networks Corporation (a development stage company) as of June 30, 1998 and 1999 and the related statements of operations, shareholders' equity and cash flows for the year ended June 30, 1999 and for the periods from January 7, 1998 (inception) through June 30, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Since the date of completion of our audit of the accompanying financial and initial issuance of our report thereon dated February 18, 2000, which report contained an explanatory paragraph regarding the Company's ability to continue as a going concern, the Company, as discussed in Note 7, has been acquired by Copper Mountain Networks, Inc. Therefore, the conditions that raised substantial doubt about whether the Company will continue as a going concern no longer exists.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OnPrem Networks Corporation (a development stage company) at June 30, 1998 and 1999, and the results of its operations and its cash flows for the year ended June 30, 1999 and for the periods from January 7, 1998 (inception) through June 30, 1998 and 1999, in conformity with accounting principles generally accepted in the United States.


                                        /s/ ERNST & YOUNG LLP

San Diego, California
February 18, 2000,
except for note 7, as to which the date is February 29, 2000

                          OnPrem Networks Corporation
                         (a development stage company)

                                 Balance Sheets

                                                                        June 30,                   December 31,
                                                               1998                1999                1999
                                                              -------------------------------------------------
Assets                                                                                              (unaudited)
Current assets:
  Cash and cash equivalents                                   $  6,051           $  408,519         $ 2,077,875
  Prepaid expenses                                                 800               15,500              10,000
                                                              -------------------------------------------------
Total current assets                                             6,851              424,019           2,087,875

Property and equipment, net                                      4,924              233,943             405,511
Software license, net                                           26,917                5,041                   -
Deposits                                                             -               47,623             129,280
Other assets                                                     2,655                    -                   -
                                                              -------------------------------------------------
                                                              $ 41,347           $  710,626         $ 2,622,666
                                                              =================================================
Liabilities and shareholders' equity
Current liabilities:
  Accounts payable and accrued expenses                       $ 11,998           $  148,404         $   167,094
  Accounts payable, related party                                    -                9,674                   -
  Accrued compensation                                               -               39,829             131,103
 Convertible notes payable, related parties                          -                    -             300,000
                                                              -------------------------------------------------
Total current liabilities                                       11,998              197,907             598,197

Shareholders' equity:
 Preferred stock, $.001 par value; 12,513,949
   shares authorized;
   Series A convertible preferred stock,
    4,827,586 shares designated, 4,215,513
    shares issued and outstanding at both
    December 31, 1999 (unaudited) and June 30,
    1999 and 0 shares at June 30, 1998                               -                4,215               4,215
   Series B redeemable convertible preferred
    stock; 7,686,363 shares designated;
    7,686,363 shares issued and outstanding at
    December 31, 1999 (unaudited) and 0 shares
    at June 30, 1999 and 1998                                        -                    -               7,686
 Common stock, $.001 par value; 50,000,000 shares
  authorized; 5,032,941, 4,817,316 and 4,400,000
  shares issued and outstanding at December 31,
  1999 (unaudited) and June 30, 1999 and 1998,
  respectively                                                   4,400                4,817               5,033
 Deferred compensation                                               -             (606,560)         (1,364,108)
 Additional paid-in capital                                     70,400            1,966,972           6,242,274
 Deficit accumulated during the development stage              (45,451)            (856,725)         (2,870,631)
                                                              -------------------------------------------------
Total shareholders' equity                                      29,349              512,719           2,024,469
                                                              -------------------------------------------------
Total liabilities and shareholders' equity                    $ 41,347           $  710,626         $ 2,622,666
                                                              =================================================

See accompanying notes.

                          OnPrem Networks Corporation
                         (a development stage company)

                            Statements of Operations



                                          Period from                     Period from
                                          January 7,                      January 7,                           Period from
                                             1998                            1998                            January 7, 1998
                                        (inception) to   Year ended     (inception) to       Six months      (inception) to
                                           June 30,       June 30,         June 30,      ended December 31,     December 31,
                                             1998           1999             1999               1999               1999
                                        --------------   ------------   --------------     --------------    ----------------
                                                                                             (unaudited)       (unaudited)
Operating expenses:
  Research and development                    $ 31,536      $ 496,239        $ 527,775       $  1,471,832         $ 1,999,607
  Sales and marketing                            6,435         64,691           71,126            178,123             249,249
  General and administrative                     7,763        180,785          188,548            189,762             378,310
  Amortization of deferred compensation              -         77,567           77,567            177,601             255,168
                                              --------      ---------        ---------       ------------         -----------
Total operating expenses                        45,734        819,282          865,016          2,017,318           2,882,334
                                              --------      ---------        ---------       ------------         -----------
Loss from operations                           (45,734)      (819,282)        (865,016)        (2,017,318)         (2,882,334)
                                              --------      ---------        ---------       ------------         -----------
Interest and other income, net                     283          8,008            8,291              3,412              11,703
                                              --------      ---------        ---------       ------------         -----------
Net loss                                      $(45,451)     $(811,274)       $(856,725)      $  2,013,906)        $(2,870,631)
                                              ========      =========        =========       ============         ===========

See accompanying notes.

                          OnPrem Networks Corporation
                         (a development stage company)

                      Statements of Shareholders' Equity

                                                                             Series B redeemable
                                                Series A convertible             convertible
                                                   preferred stock             preferred stock                Common stock
                                                  Shares     Amount         Shares           Amount         Shares    Amount
                                                ---------------------   ------------------------------   ---------------------
Deficit accumulated during the
Balance at January 7, 1998 (inception)                   -    $    -                  -       $      -             -   $    -
 Issuance of common stock at $.017 per
  share to founders for cash in January
  1998                                                   -         -                  -              -     2,400,000    2,400
 Issuance of common stock at $.017 per
  share to founders for donated
  technology in January 1998                             -         -                  -              -     2,000,000    2,000
 Net loss                                                -         -                  -              -             -        -
                                                ---------------------   ------------------------------   --------------------
Balance at June 30, 1998                                 -         -                  -              -     4,400,000    4,400
Exercise of stock options in October
  1998                                                   -         -                  -              -        83,983       84
 Issuance of common stock at $.09 per
  share for cash from October through
  December 1998                                          -         -                  -              -       333,333      333
 Stock options granted for services in
  December 1998                                          -         -                  -              -             -        -
 Issuance of Series A convertible
  preferred stock at $.29 per share in
  March 1999, net of offering costs of
  $64,000                                        3,275,858     3,275                  -              -             -        -
 Conversion of convertible debt at $.29
  per share in March 1999                          862,069       862                  -              -             -        -
 Issuance of Series A convertible
  preferred stock at $.29 per share for
  services in March 1999                            77,586        78                  -              -             -        -
 Deferred compensation related to the
  grant of stock options                                 -         -                  -              -             -        -
 Amortization of deferred compensation                   -         -                  -              -             -        -
Net loss                                                 -         -                  -              -             -        -
                                                -----------------------------------------------------------------------------
Balance at June 30, 1999                         4,215,513    $4,215                  -       $      -     4,817,316   $4,817
                                                =============================================================================

                                                                                           Deficit
                                                                                         accumulated
                                                                          Additional      during the        Total
                                                        Deferred           paid-in       development     shareholders'
                                                      compensation          capital         stage           equity
                                                ---------------------------------------------------------------------
Deficit accumulated during the
Balance at January 7, 1998 (inception)                $       -          $        -         $       -       $       -
 Issuance of common stock at $.017 per
  share to founders for cash in January
  1998                                                        -              38,400                 -          40,800
 Issuance of common stock at $.017 per
  share to founders for donated
  technology in January 1998                                  -              32,000                 -          34,000
 Net loss                                                     -                   -           (45,451)        (45,451)
                                                ---------------------------------------------------------------------
Balance at June 30, 1998                                      -              70,400           (45,451)         29,349
Exercise of stock options in October
  1998                                                        -               1,344                 -           1,428
 Issuance of common stock at $.09 per
  share for cash from October through
  December 1998                                               -              29,667                 -          30,000
 Stock options granted for services in
  December 1998                                               -              27,150                 -          27,150
 Issuance of Series A convertible
  preferred stock at $.29 per share in
  March 1999, net of offering costs of
  $64,000                                                     -             882,724                 -         885,999
 Conversion of convertible debt at $.29
  per share in March 1999                                     -             249,138                 -         250,000
 Issuance of Series A convertible
  preferred stock at $.29 per share for
  services in March 1999                                      -              22,422                 -          22,500
 Deferred compensation related to the
  grant of stock options                               (684,127)            684,127                 -               -
 Amortization of deferred compensation                   77,567                   -                 -          77,567
Net loss                                                      -                              (811,274)       (811,274)
                                                ---------------------------------------------------------------------
Balance at June 30, 1999                              $(606,560)         $1,966,972         $(856,725)      $ 512,719
                                                =====================================================================

See accompanying notes.

                          OnPrem Networks Corporation
                         (a development stage company)

                 Statements of Shareholders' Equity (continued)


                                                                           Series B redeemable
                                              Series A convertible             convertible
                                                preferred stock              preferred stock               Common stock
                                                Shares     Amount         Shares          Amount         Shares    Amount
                                              ----------------------------------------------------------------------------
Balance at June 30, 1999                       4,215,513    $4,215                  -              -    4,817,316   $4,817
 Stock options granted for services in
  September 1999 (unaudited)                           -         -                  -              -            -        -
 Issuance of Series B convertible
  preferred stock at $.44 per share in
  October and November 1999, net of
  offering costs of $50,000
  (unaudited)                                          -         -          6,788,636          6,788            -        -
 Conversion of convertible debt at $.44
  per share in November 1999
  (unaudited)                                          -         -            897,727            898            -        -
 Exercise of stock options in November
  1999 (unaudited)                                     -         -                  -              -      215,625      216
 Deferred compensation related to the                                               -
  grant of stock options (unaudited)                   -         -                  -                           -        -
 Amortization of deferred compensation
  (unaudited)                                          -         -                  -              -            -        -
Net loss (unaudited)                                   -         -                  -              -            -        -
                                              ----------------------------------------------------------------------------
Balance at December 31, 1999
 (unaudited)                                   4,215,513    $4,215          7,686,363         $7,686    5,032,941   $5,033
                                              ============================================================================

                                                                                    Deficit
                                                                                  accumulated
                                                                  Additional        during the          Total
                                                   Deferred         paid-in        development       shareholders'
                                                 compensation       capital           stage             equity
                                                ------------------------------------------------------------------
Balance at June 30, 1999                          $  (606,560)       $1,966,972      $  (856,725)      $   512,719
 Stock options granted for services in
  September 1999 (unaudited)                                              9,650                -             9,650
 Issuance of Series B convertible
  preferred stock at $.44 per share in
  October and November 1999, net of
  offering costs of $50,000
  (unaudited)                                               -         2,930,211                -         2,936,999
 Conversion of convertible debt at $.44
  per share in November 1999
  (unaudited)                                               -           394,102                -           395,000
 Exercise of stock options in November
  1999 (unaudited)                                          -             6,190                -             6,406
 Deferred compensation related to the
  grant of stock options (unaudited)                 (935,149)          935,149                -                -
 Amortization of deferred compensation
  (unaudited)                                         177,601                 -                -           177,601
Net loss (unaudited)                                        -                 -       (2,013,906)       (2,013,906)
                                                ------------------------------------------------------------------
Balance at December 31, 1999
 (unaudited)                                      $(1,364,108)       $6,242,274      $(2,870,631)      $ 2,024,469
                                                ==================================================================


See accompanying notes.

                          OnPrem Networks Corporation
                         (a development stage company)

                           Statements of Cash Flows

                                                      Period from
                                                    January 7, 1998                Period from                        Period from
                                                       (inception)               January 7, 1998     Six months     January 7, 1998
                                                        through      Year ended   (inception) to        ended       (inception) to
                                                        June 30,      June 30,      June 30,         December 31,     December 31,
                                                          1998         1999          1999               1999             1999
                                                    --------------- -----------  ---------------     ------------   ---------------
                                                                                                     (unaudited)      (unaudited)
Operating activities
Net loss                                              $(45,451)     $ (811,274)     $ (856,725)      $(2,013,906)     $(2,870,631)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depreciation and amortization                         8,314          56,121          64,435           104,491          168,926
   Amortization of deferred compensation                     -          77,567          77,567           177,601          255,168
   Non-cash compensation                                     -          49,650          49,650             9,650           59,300
   Changes in operating assets and liabilities:
     Prepaid expenses                                     (800)        (14,700)        (15,500)            5,500          (10,000)
     Deposits and other assets                          (2,655)        (44,968)        (47,623)          (81,657)        (129,280)
     Accounts payable and accrued expenses              11,998         185,909         197,907           100,290          298,197
                                                    --------------- -----------  ---------------     ------------   ---------------
Net cash used in operating activities                  (28,594)       (501,695)       (530,289)       (1,698,031)      (2,228,320)

Investing activities
Purchase of property and equipment                      (6,155)       (263,264)       (269,419)         (271,018)        (540,437)
                                                    --------------- -----------  ---------------     ------------   ---------------
Net cash used in investing activities                   (6,155)       (263,264)       (269,419)         (271,018)        (540,437)

Financing activities
Proceeds from convertible notes payable                      -         250,000         250,000           695,000          945,000
Net proceeds on issuance of common stock                40,800          31,428          72,228             6,406           78,634
Net proceeds on issuance of preferred stock                  -         885,999         885,999         2,936,999        3,822,998
                                                    --------------- -----------  ---------------     ------------   ---------------
Net cash provided by financing activities               40,800       1,167,427       1,208,227         3,638,405        4,846,632

Net increase in cash and cash equivalents                6,051         402,468         408,519         1,669,356        2,077,875
Cash and cash equivalents at beginning of period             -           6,051               -           408,519                -
                                                    --------------- -----------  ---------------     ------------   ---------------
Cash and cash equivalents at end of period            $  6,051      $  408,519      $  408,519       $ 2,077,875      $ 2,077,875
                                                    =============== ===========  ===============     ============   ===============
Supplemental information
Conversion of convertible notes payable               $      -      $  250,000      $  250,000       $   395,000      $   645,000
                                                    =============== ===========  ===============     ============   ===============
Issuance of stock for services                        $      -      $   22,500      $   22,500       $         -      $    22,500
                                                    =============== ===========  ===============     ============   ===============

               See accompanying notes.

                          OnPREM Networks Corporation
                         (a development stage company)

                         Notes to Financial Statements

(Information subsequent to June 30, 1999 and pertaining to December 31, 1999 and for the six months ended December 31, 1999 is unaudited)

1. Summary of Significant Accounting Policies

Organization and Business

OnPrem Networks Corporation (the "Company") was organized under the laws of the State of California on January 7, 1998. The Company develops hardware and software to provide on-premises solutions for high-speed, low-cost Internet access in multi-tenant buildings.

As of December 31, 1999, the Company has commenced planned principal operations, however, as there has been no revenue therefrom, the Company is considered to be in the development stages.

Interim Financial Data

The financial statements as of December 31, 1999 and for the six months ended December 31, 1999 are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to state fairly the financial information set forth therein, in accordance with generally accepted accounting principles.

The results of operations for the interim period ended December 31, 1999 are not necessarily indicative of the results which may be reported for any other interim period or for the fiscal year ending June 30, 2000.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and money market funds. The Company considers all highly liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets (one to three years), except leasehold improvements which are amortized over the lesser of the estimated lives of the asset or the remaining lease term.

Long-Lived Assets

The Company investigates potential impairments of its long-lived assets when there is evidence that events or changes in circumstances may have made recovery of an asset's carrying value unlikely. An impairment loss is recognized when the sum of the expected undiscounted cash flows is less than the carrying amount of the asset. The Company has not identified any such losses.

Stock Compensation

As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related Interpretations in accounting for its employee stock options. Under APB 25, when the exercise price of the Company's employee stock options is not less than the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash, cash equivalents, accounts payable, and accrued expenses approximates fair value.

Income Taxes

Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting

                                      2.

and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax credits and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Comprehensive Income (Loss)

Effective January 1998, the Company adopted SFAS 130, Reporting Comprehensive Income. SFAS 130 establishes new rules for the reporting and display of comprehensive income (loss) and its components. The Company's comprehensive loss is the same as its net loss for all periods presented.

Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, Accounting for Derivatives and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. In May 1999, the FASB voted to delay the effective date of SFAS 133 by one year meaning that the Company will be required to adopt this standard in 2001. The Company has not completed its determination of the impact of the adoption of this new accounting standard on its financial position or results of operations.

2.  Property and Equipment

Property and equipment consist of the following:

                                                Useful                       June 30,
                                                 Lives                 1998           1999
                                              ------------          ------------------------
          Computer and test equipment           3 years              $ 4,802        $ 99,234
          Furniture and fixtures               1-2 years               1,353           5,614
          Purchased software                    2 years                    -         164,571
                                                                    ------------------------
                                                                       6,155         269,419
          Accumulated depreciation and
           amortization                                               (1,231)        (35,476)
                                                                    ------------------------
                                                                     $ 4,924        $233,943
                                                                    ========================

                                      3.

3.  Commitments

The Company leases its facilities under operating leases which expire in 2002. Rent expense was $5,796, $34,401, and $43,473 for the period from January 7, 1998 (inception) through June 30, 1998, for the year ended June 30, 1999, and for the six months ended December 31, 1999. At June 30, 1999 annual minimum future payments under the operating leases are as follows:

                                                 Operating
                                                   Leases
                                                 ---------

               2000                               $ 73,916
               2001                                 98,552
               2002                                 68,224
                                                 ---------
               Total future lease payments        $240,692
                                                 =========

4.  Convertible Notes Payable

In September and October 1999, the Company issued promissory notes convertible into shares of Series B convertible preferred stock totaling $695,000. The notes accrue interest at 5.54% payable at maturity. The notes mature on February 28, 2000. The notes are convertible, at the option of the lender, at either the closing date of the next equity round following the notes issuance with aggregate gross proceeds of not less than $1 million, or immediately prior to a change in control. The notes are convertible to a number of shares equal to outstanding principal and interest divided by the offering price per share in a qualified equity round, or divided by $.45 per share in the event of a change in control.

In November 1999, notes totaling $395,000 were converted into 897,727 shares of Series B convertible preferred stock. As of December 31, 1999, $300,000 remains outstanding. The lenders of the outstanding convertible notes payable at December 31, 1999 are shareholders of the Company.

5.  Shareholders' Equity

Stock Options

In 1998, the Company adopted the 1998 Stock Option Plan (the "Plan") and reserved 3,050,000 shares of common stock for grants under the Plan. The Plan provides for the grant of incentive and nonstatutory stock options, stock bonuses and rights to purchase stock to employees, directors or consultants of the Company. The Plan provides that incentive stock options will be granted only to employees at no less than the fair value of the Company's common stock (no less than 85% of the fair value for nonstatutory stock options), as determined by the Board of Directors at the date of the grant. Options generally vest 25% one year from date of grant and ratably each month thereafter for a period of 36 months and expire up to ten years from date of grant.

                                      4.

A summary of the Company's stock option activity is as follows:

                                                                       Weighted-
                                                                        Average
                                                           Options     Exercise
                                                                         Price
                                                           ---------------------
Outstanding at June 30, 1998                                       -    $    -
 Granted                                                   2,339,983      0.05
 Exercised                                                   (83,983)     0.02
 Cancelled                                                         -         -
                                                           ---------------------
Outstanding at June 30, 1999                               2,256,000      0.06
 Granted (unaudited)                                         685,000      0.13
 Exercised (unaudited)                                      (215,625)     0.03
 Cancelled (unaudited)                                             -         -
                                                           ---------------------
Outstanding at December 31, 1999 (unaudited)               2,725,375     $0.08
                                                           =====================

The exercise price of the options outstanding as of June 30, 1999 and December 31, 1999 ranged from $0.025 to $0.09 and $0.025 to $0.15, respectively. The weighted average fair value of options granted during the year ended June 30, 1999 was $.29 per share.

The following table summarizes all options outstanding and exercisable by price range as of June 30, 1999:

                    Options Outstanding                               Options Exercisable
----------------------------------------------------------        -----------------------------
                                 Weighted
                                 Average        Weighted                           Weighted
 Range of                       Remaining        Average                            Average
 Exercise        Number        Contractual      Exercise            Number          Exercise
  Prices      Outstanding       Life-Years        Price           Exercisable        Price
----------------------------------------------------------        -----------------------------
$   0.03        1,200,000          8.93           $0.03             412,500          $0.03
    0.09        1,056,000          9.12            0.09             235,792           0.09
----------------------------------------------------------        -----------------------------
$ 0.03-0.09     2,256,000          9.02           $0.06             648,292          $0.05
==========================================================        =============================

                                      5.

The following table summarizes all options outstanding and exercisable by price range as of December 31, 1999 (unaudited):

                    Options Outstanding                               Options Exercisable
-----------------------------------------------------------       -----------------------------
                                 Weighted
                                 Average        Weighted                           Weighted
 Range of                       Remaining        Average                            Average
 Exercise        Number        Contractual      Exercise            Number          Exercise
  Prices      Outstanding       Life-Years        Price           Exercisable        Price
-----------------------------------------------------------       -----------------------------
$  0.03        1,000,000           8.93           $0.03             525,000          $0.03
   0.09        1,257,875           9.24            0.09             331,312           0.09
   0.15          467,500           9.97            0.15                   -              -
-----------------------------------------------------------       -----------------------------
$0.03-0.15     2,725,375           9.25           $0.08             856,312          $0.05
===========================================================       =============================

Pro forma information regarding net income (loss) is required by Statement of Financial Accounting Standards No. 123 ("SFAS 123"), and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the dates of grant using the minimum value option pricing model with the following weighted-average assumptions: (a) weighted average risk-free interest rate of 6%, (b) expected dividend yield of 0%, and (c) five year estimated life of the options.

The effect of applying the minimum value of SFAS 123 to the stock options did not result in pro forma net loss for any of the periods presented, which is materially different from the reported amounts. Therefore, such pro forma information is not presented herein. The effects of applying SFAS 123 for pro forma disclosure is not likely to be representative of the pro forma effect on net income (loss) in future years.

Convertible Preferred Stock

In March 1999, the Company issued an aggregate of 4,215,513 shares of Series A convertible preferred stock at $0.29 per share. In October and November 1999, the Company issued an aggregate of 7,686,363 shares of Series B convertible preferred stock at $0.44 per share.

The holders of the Series A and B convertible preferred stock are entitled to receive dividends at a rate of $0.02 and $0.036 per share per annum, respectively, or if greater, an amount equal to that paid on the common stock. The preferred stock dividends are payable when and if declared by the Board of Directors. The Series A and B convertible preferred stock dividends are not cumulative. As of June 30, 1999 and December 31, 1999, the Company has not declared any dividends.

Each share of convertible preferred stock is convertible into one share of common stock, at the option of the holder, subject to certain antidilutive adjustments. Each share of Series B is automatically converted into common stock, at the then applicable conversion rate, upon the earlier of the consummation of an underwritten public offering of the Company's common stock in which the aggregate proceeds are at least $25 million with the per share price of at least $6.00; the date upon which the Company obtains the

                                      6.

consent of the holders of two-thirds of the then outstanding shares of Series B; or the date upon which fewer than 100,000 shares of Series B remain outstanding. Each share of Series A is automatically converted into common stock, at the then applicable conversion rate, upon the earlier of the consummation of the underwritten public offering of the Company's common stock in which the aggregate proceeds of which are at least $15 million with the per share price of at least $3.00; the date upon which the Company obtains the consent of the holders of two-thirds of the then outstanding shares of Series A; or the date upon which fewer than 100,000 shares of Series A remain outstanding. Each holder of preferred stock is entitled to one vote for each share of common stock into which such convertible preferred share would be converted.

At June 30, 1999, the holders of Series A and B convertible preferred stock are entitled to receive liquidation preferences at the rate of $0.58 and $0.90 per share, respectively, plus any declared but unpaid dividends.

The Series B preferred stock can be redeemed for the initial price per share of $.44 plus the amount of all declared but unpaid dividends at any time after the fourth anniversary from the original issue date upon request by the holders of at least two-thirds of the then outstanding shares of Series B.

Series A Preferred Stock Warrants

In March 1999, the Company issued warrants to purchase 137,066 shares of Series A Preferred Stock. The warrants have an exercise price of $.29 per share and expire at the earlier of March 1, 2009, the effective date of a firm commitment, underwritten public offering or the effective date of a merger, consolidation or the sale of substantially all of the assets of the Company.

Shares Reserved for Future Issuance

The following common stock is reserved for future issuance at June 30, 1999:

          Conversion of preferred stock                           4,827,586
          Stock and outstanding options and warrants issued       2,393,066
          Reserved for future grants                                460,017
                                                                  ---------
                                                                  7,680,669
                                                                  =========

                                      7.

6.  Income Taxes

Significant components of the Company's deferred tax assets as of June 30, 1999 and 1998 are shown below. A valuation allowance has been recognized as of June 30, 1999 and 1998 to offset the deferred tax assets as realization of such assets is uncertain.

                                                            June 30,
                                                     1999           1998
                                                   ------------------------
    Deferred tax assets:
      Net operating loss carryforwards             $ 288,000      $  15,000
      Credit carryforwards                            43,000          3,000
      Deferred compensation                          247,000              -
      Other, net                                       6,000              -
                                                   ------------------------
    Total deferred tax assets                        584,000         18,000
    Valuation allowance for deferred tax assets     (584,000)       (18,000)
                                                   ------------------------
    Net deferred tax assets                        $       -      $       -
                                                   ========================

At December 31, 1999, a full valuation allowance continues to be recognized to offset the deferred tax assets as realization of such assets is uncertain.

At June 30, 1999, the Company has federal and California tax net operating loss carryforwards of approximately $705,000 and $716,000, respectively. The federal and California tax loss carryforwards will begin expiring in 2018 and 2006, respectively, unless previously utilized. The Company also has federal and California research and development tax credit carryforwards of approximately $25,000 and $14,000, respectively, which will expire in 2013 unless previously utilized. The Company also has state manufacturers investment credits of approximately $14,000 which will expire in 2009, unless previously utilized.

Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company's net operating loss and credit carryforwards may be limited in the event of a cumulative change in ownership of more than 50% within a three year period.

7.  Subsequent Event

In February 2000, the Company was acquired by Copper Mountain Networks, Inc. ("Copper Mountain") of Palo Alto, California. Copper Mountain is a supplier of high-speed DSL-based communications solutions for the broadband access market. Under the terms of the agreement, Copper Mountain acquired all of the Company's stock and assumed their stock options in exchange for the issuance of approximately 1.3 million shares of Copper Mountain common stock and Copper Mountain stock options.

                                      8.

         UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Introduction to Pro Forma Financial Information

On February 29, 2000, Copper Mountain Networks, Inc. ("Copper Mountain") completed its merger with OnPREM Networks Corporation ("OnPREM") whereby OnPREM became a wholly-owned subsidiary of Copper Mountain. At the time of the Merger, all of the outstanding shares of OnPREM common stock and common stock options immediately prior to the completion of the Merger were converted into the right to receive approximately 1.1 million shares of Copper Mountain common stock and Copper Mountain assumed all of OnPREM's options for the acquisition of approximately 131,000 additional shares of Copper Mountain common stock. In addition, as a condition to completion of the merger, all outstanding shares of OnPREM preferred stock converted into shares of OnPREM common stock and all outstanding warrants to purchase OnPREM stock were exercised prior to closing. Thus, upon the closing of the Merger, no OnPREM preferred stock or OnPREM warrants remained outstanding.

Pro Forma Condensed Statement of Operations

     The following unaudited pro forma condensed statements of operations give effect to the acquisition of OnPREM using the purchase method of accounting. The pro forma condensed statement of operations for the year ended December 31, 1999 gives effect to the acquisition as if it had occurred on January 1, 1999.

     The unaudited pro forma condensed statements of operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had the acquisition of OnPREM occurred at the beginning of the applicable period, as assumed, nor is it necessarily indicative of the Company's future results of operations. These unaudited pro forma condensed statements of operations do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations resulting from the acquisition. They should be read in conjunction with the historical financial statements and notes thereto of the respective entities.

Pro Forma Condensed Balance Sheet

The following unaudited pro forma condensed balance sheet reflects the historical condensed balance sheet of Copper Mountain and OnPREM at December 31, 1999, adjusted to give effect to the acquisition of OnPREM as if it had occurred on December 31, 1999.

The unaudited pro forma condensed balance sheet should be read in conjunction with the historical financial statements and notes thereto of the respective entities.

                                      9.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1999
                                (in thousands)


                                                                  Historical                   OnPREM           Pro Forma
                                                           --------------------------        Acquisition        Reflecting
                                                            Copper           OnPREM           Pro Forma          OnPREM
                                                           Mountain         Networks          Adjustments      Acquisition
                                                           --------         ---------         -----------      -----------
Net revenue.............................................   $112,723          $      -           $      -          $112,723
Cost of revenue.........................................     53,002                 -                  -            53,002
                                                           --------          --------           --------          --------
    Gross profit........................................     59,721                 -                               59,721

Operating expenses:
    Research and development............................     15,523             1,959                               17,482
    Sales and marketing.................................     16,158               236                               16,394
    General and administrative..........................      5,998               314                                6,312
    Amortization of deferred stock compensation.........      5,431               240                                5,671
    Amortization of purchased intangibles...............          -                 -             21,884(a)         21,884
                                                           --------          --------           --------          --------
       Total operating expenses.........................     43,110             2,749             21,884            67,743

Income (loss) from operations...........................     16,611            (2,749)           (21,884)           (8,022)

Other income (expense):
    Interest and other income...........................      4,385                20                                4,405
    Interest expense....................................       (289)               (9)                                (298)
                                                           --------          --------           --------          --------
Income (loss) before income taxes.......................     20,707            (2,738)           (21,884)           (3,915)
Provision for income taxes..............................      8,490                 -             (1,123)(b)         7,367
                                                           --------          --------           --------          --------
Net income (loss).......................................   $ 12,217          $ (2,738)          $(20,761)         $(11,282)
                                                           ========          ========           ========          ========

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Data.

                                      10.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1999
                                 (In thousands)


                                                                                     Historical            OnPREM       Pro Forma
                                                                                --------------------     Acquisition    Reflecting
                                                                                Copper                    Pro Forma      OnPREM
                                                                                Mountain     OnPREM      Adjustments   Acquisition
                                                                                --------     ------      -----------   -----------
Assets:
 Current assets:
 Cash and cash equivalents..................................................    $ 25,405    $ 2,078     $  (300)(f)     $ 27,183
 Short-term marketable investments..........................................      91,764          -                       91,764
 Accounts receivable........................................................      18,992          -                       18,992
 Inventories................................................................      12,801          -                       12,801
 Other current assets.......................................................       1,530         10                        1,540
                                                                                --------    -------     -------         --------
 Total current assets.......................................................     150,492      2,088        (300)         152,280
Property and equipment, net.................................................       8,825        406                        9,231
Marketable investments......................................................       5,139          -                        5,139
Purchased intangibles.......................................................           -          -      65,652(d)        65,652
In-process research and development.........................................           -          -       6,300(d)             -
                                                                                                         (6,300)(e)            -
Other assets................................................................       1,319        129                        1,448
                                                                                --------    -------     -------         --------
Total assets................................................................    $165,775    $ 2,623     $65,352         $233,750
                                                                                ========    =======     =======         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable...........................................................    $  7,887    $   168     $     -         $  8,055
 Accrued liabilities........................................................       8,800        131       2,040(d)        10,971
 Convertible notes payable, related parties.................................           -        300        (300)(f)            -
 Current portion of obligations under
   capital leases and equipment notes payable...............................       1,618                                   1,618
                                                                                --------    -------     -------         --------
       Total current liabilities............................................      18,305        599       1,740           20,644
Obligations under capital leases and equipment notes payable, less current
   portion..................................................................       4,044          -                        4,044
Other accrued...............................................................         105          -                          105
Stockholders' equity:
Preferred stock.............................................................           -         12         (12)(a)            -
Common stock................................................................          48          5          (5)(b)           49
                                                                                                              1(d)
Additional paid in capital..................................................     159,149      6,242          12(a)       232,448
                                                                                                         (6,254)(b)
                                                                                                         73,299(d)
Deferred compensation.......................................................      (4,565)    (1,364)                      (5,929)
Accumulated deficit.........................................................     (11,311)    (2,871)      2,871(c)       (17,611)
                                                                                                         (6,300)(e)
                                                                                --------    -------     -------         --------
 Total stockholders' equity.................................................     143,321      2,024      63,612          208,957
                                                                                --------    -------     -------         --------
Total liabilities and stockholders' equity..................................    $165,775    $ 2,623     $65,352         $233,750
                                                                                ========    =======     =======         ========

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Data.

                                      11.

                         NOTES TO UNAUDITED PRO FORMA
                       COMBINED CONDENSED FINANCIAL INFORMATION


Note 1.

     The unaudited pro forma financial statements reflect the acquisition of OnPREM Networks Corporation ("OnPREM") for an aggregate purchase price of $73.3 million.

Note 2.

     Copper Mountain Networks, Inc. ("Copper Mountain") acquired all of the common stock and all outstanding rights to acquire shares of common stock of OnPREM in exchange for approximately 1.1 million shares of Copper Mountain common stock and the assumption by Copper Mountain of options to acquire up to approximately 131,000 additional shares of Copper Mountain common stock at a weighted average exercise price of $1.25 per share. The purchase price is calculated to be $73.3 million based on the average fair market value of $56.11 per share of Copper Mountain common stock at the time the Merger Agreement was signed. The purchase price also includes estimated merger costs of $2.0 million.

     The purchase price was allocated as follows based upon a valuation of the tangible and intangible assets, including acquired technology and in-process technology, by an independent appraiser, as well as management's best estimates (in thousands):

          Current assets acquired                 $ 2,088
          Property and equipment                      406
          Other assets                                129
          In-process technology                     6,300
          Goodwill                                 65,652
          Liabilities assumed                        (599)
          Liabilities for Merger-related costs     (2,040)
          Deferred compensation                     1,364
                                                  -------
                                                  $73,300
                                                  =======

     The pro forma combined statement of operations includes the adjustments
necessary as if the proposed merger had occurred on January 1, 1999.   These
adjustments are summarized as follows:

     (a) To reflect 12 months of amortization of the purchased intangibles based on the allocation of the assumed purchase price as of January 1, 1999.

     (b) To adjust the combined tax provision for the year ending December 31, 1999.

The pro forma combined statement of operations does not include a $6.3 million in-process research and development charge to be recorded by Copper Mountain in conjunction with the Merger for the estimated fair value of the in-process research and development of OnPREM.

     The pro forma combined balance sheet includes the adjustments necessary as if the proposed merger had occurred on December 31, 1999 and reflects the allocation of the purchase price, issuance of Copper Mountain common stock and elimination of OnPREM's equity accounts. These adjustments are summarized as follows:

     (a)  Conversion of all outstanding preferred stock into common stock.
     (b)  Elimination of existing OnPREM common stock and paid-in capital.

                                      12.

     (c)  Elimination of OnPREM's accumulated deficit.
     (d) Issuance of Copper Mountain common stock (approximately 1.1 million shares @ $0.001 par value), accrual of estimated merger cost to be incurred by Copper Mountain, and to record the excess purchase price (purchased intangibles and in-process research and development).
     (e)  Write off of OnPREM's in-process research and development.
     (f)  Repayment of OnPREM's outstanding convertible notes.

Note 3.

The allocation of the purchase price was applied to the historical balance sheet of Copper Mountain and OnPREM to arrive at the pro forma combined balance sheet. The purchased intangibles are amortized over their estimated useful lives of three years due to the telecommunications and data communications markets being characterized by rapid technological advances, evolving industry standards, changes in end-user requirements, frequent new product introductions and evolving offerings by telecommunications service providers. It is not uncommon for a specific technology, product or service in Copper Mountain's industry to become obsolete in a relatively short period of time. More specifically the business of providing infrastructure for high-speed Internet access is in its infancy stage with rapidly shifting trends, technologies, consumer preferences and competitive pressures. The management of OnPREM has indicated that the technologies and business models developed by their company appear generally to have a useful life of no more than three years before they require significant redevelopment. It is anticipated that this rapid rate of change will continue in the future. The technology currently under development, for which technological feasibility has not been established and for which there are no future alternative uses, will be written off at the date of acquisition. The pro forma combined statements of operations for the year ended December 31, 1999 reflect amortization expense of $21.9 million.

                                      13.

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, Copper Mountain has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Copper Mountain Networks, Inc.


Dated: March 14, 2000         By: /s/ John A. Creelman
                                 ---------------------------------------
                                  John A. Creelman
                                  Vice President of Finance,
                                  Chief Financial Officer and Secretary

                                      14.

                               INDEX OF EXHIBITS



Exhibit No.      Description
----------       -----------

2.1 Agreement and Plan of Merger and Reorganization dated January 25, 2000 by and among Copper Mountain Networks, Inc., Copper Mountain Acquisition Corp. and OnPREM Networks Corporation.

23.1             Consent of Ernst & Young LLP, Independent Auditors

99.1 Press Release dated as of February 29, 2000, entitled "Copper Mountain Completes Acquisition of OnPREM Networks."